STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 20, 2011

Job Number: C20110120-1390
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110043554-45	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20110120-1390
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110043554-45
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/20/2011 9:30 AM
	Entity Number E0187902006-2

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Unitech Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended to read: "The name of this Corporation is China Internet Café Holdings Group, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59.45%

~~4. Effective date of filing: (optional)~~ January 20, 2011

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

~~CERTIFICATE OF AMENDMENT TO THE~~

ARTICLES OF INCORPORATION

OF

CHINA UNITECH GROUP, INC.

The undersigned, Chief Executive Officer of China Unitech Group, Inc. (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is:

CHINA UNITECH GROUP, INC.

SECOND: The Articles of Incorporation of the Corporation is hereby amended by changing the name of the Corporation in Article 1 to:

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

THIRD: The Amendment of the Articles of Incorporation herein shall be effective as of January 20, 2011. This Amendment certified has been duly adopted at a meeting of the Corporation's Board of Directors and approved by stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of the Chapter 78 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Dishan Guo, its Chairman and CEO, this 20th day of January, 2011.

CHINA UNITECH GROUP, INC.

By: [signature]

Dishan Guo, Chief Executive Officer